EXHIBIT 11(a)









LEHMAN BROTHERS INSTITUTIONAL FUNDS GROUP TRUST

POWER OF ATTORNEY


	The undersigned, James Carbone, whose signature appears below, does hereby constitute and appoint Andrew Gordon and Patricia L. Bickimer, or any one of them, his true and lawful attorneys and agents to execute in his name, place and stead, in his capacity as trustee or officer, or both, of the Lehman Brothers Institutional Funds Group Trust (the "Company"), the Registration Statement of the Company on Form N-1A, any amendments thereto, and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission; and said attorneys shall have full power of substitution and re-substitution; and said attorneys shall have full power and authority to do and perform in the name and on the behalf of the undersigned trustee and and/or officer of the Company, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as the undersigned trustee and/or officer of the Company might or could do in person, said acts of said attorneys being hereby ratified and approved.





							/s/  James A. Carbone
							   James A. Carbone





Dated:	March 25, 1996